Exhibit 99.1

TURBOCHEF REPORTS RECORD RESULTS FOR THIRD QUARTER 2004; INCREASES 2004 REVENUE ESTIMATE; AND ANNOUNCES LISTING ON AMERICAN STOCK EXCHANGE REVENUE OF $30.9 MILLION AND NET INCOME OF $6.3 MILLION FOR THE QUARTER

Atlanta, Georgia, October 28, 2004 - TurboChef Technologies, Inc. (TRBO.OB) today reported record financial results for the third quarter of 2004 and increased its estimate of 2004 revenues. The Company also announced that its common stock is expected to begin trading on the American Stock Exchange on November 2, 2004 under the symbol "TCF", that all of its formerly outstanding shares of convertible preferred stock have been converted into common shares and that it intends to effect a 1-for-3 reverse stock split.

Financial highlights for Third Quarter 2004 ended September 30, 2004:

     o    Consolidated revenue of $30.9 million

     o    Net income of $6.3 million

     o    Fully diluted earnings per share of $0.08

     o The Company's results for the three and nine months ended September 30, 2004 are so dramatic that comparisons of revenue, net income and earnings per share to the comparable 2003 periods are not particularly meaningful. The substantial increase in total revenue is predominantly driven from sales of the Company's Tornado model oven to Subway restaurants under terms of the relationship commenced in March 2004. Management believes this relationship validates the Company's speed cook technology and indicates market acceptance.

Financial Review and Increased Revenue Estimate

Revenue - For the three months ended September 30, 2004, total revenue was $30.9 million, and for the nine months ended September 30, 2004, total revenue was $34.2 million. The growth in revenue for the current quarter and 2004 to date is related to the successful roll-out of the Company's Tornado speed-cook oven to Subway restaurants. The number of ovens rolled out thus far has surpassed management's previous expectations for the third quarter of 2004. On the basis of the order flow for the balance of 2004 from Subway and other customers, and management's assessment of the positive results from its sales efforts, management expects that revenue for the quarter ending December 31, 2004 will exceed $30 million, resulting in total revenue in excess of $65 million for the year.

Net income/EPS available to common stockholders - For the three months ended September 30, 2004, net income available to common stockholders was $6.3 million, or $0.08 per diluted share, and for the nine months ended September 30, 2004, net income available to common stockholders was $2.1 million, or $0.03 per diluted share. Selling, general and administrative expenses for the three months ended September 30, 2004 included approximately $600,000 of costs considered non-recurring in nature, including legal costs in connection with arbitration matters, professional fees and services associated with the Company's Sarbanes/Oxley compliance project and certain severance costs. The net results for the three and nine months ended September 30, 2004 also include no provision for income taxes due to the utilization of the Company's net operating loss carryforwards.

Jim Price, TurboChef's President and CEO, said, "We are delighted to have reached this level of performance this quickly since we assumed control of TurboChef one year ago. The profit contribution of these revenues demonstrates the operating leverage inherent in our business model as well as the effectiveness of our infrastructure investments. We are also extremely happy with the Subway rollout which we believe demonstrates the ability of this management team to successfully execute an undertaking of such a grand scale. Lastly, all our efforts are beginning to pay off and the Company is seeing serious interest in its products . We intend to continue strong commitment to the commercial business, but, at the same time are dedicating significant resources to our previously announced plans to enter the residential market in the next 12-24 months. Our goal is to continue to build TurboChef's leadership position in the world of speed cooking technology."

Richard Perlman, TurboChef's Chairman, said, "In addition to achieving wonderful operating results, we feel we have better positioned the Company in the public markets by resolving a number of housekeeping items. Conversion of the Company's preferred stock simplifies and makes our capital structure easier to understand. The listing on the American Stock Exchange will provide a platform acceptable to a wider audience and a more timely avenue for information on the Company. Lastly, the reverse stock split will right size the capitalization and share price to a level more appropriate to the Company's size.

We strongly believe the market is ready to embrace speed cooking. TurboChef is uniquely positioned to take advantage of this trend with its proprietary technology, its people and its focus. This past year has established a strong base from which, we believe, the Company can realize its potential."

While the American Stock Exchange has approved the Company's common shares for trading under the symbol "TCF" beginning as early as 9:30 a.m. Tuesday, November 2nd, approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange and may be rescinded if the Company is not in compliance with such standards.

Former holders of the Company's outstanding Series D Convertible Preferred Stock have converted their shares of preferred stock into common shares, bringing the number of outstanding common shares to 72,443,648.

The Company has announced its plan to effect during the fourth quarter a 1-for-3 reverse stock split to bring its trading price range and outstanding shares to a more desirable level. The Company's majority stockholder has indicated its intent to approve such split by written consent. As a result, the Company will not call a meeting of stockholders to consider the split or solicit proxies. The Company will distribute an information statement containing detailed information about the reverse stock split promptly after required regulatory filings are completed.

Certain statements in this release, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the uncertainty of market acceptance and demand for the Company's products, the ability to obtain additional financing necessary to continue or expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "expect," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. TurboChef Technologies, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise."

About TurboChef

TurboChef designs, develops, manufactures and markets speed cooking solutions to the food service marketplace. Our speed cooking ovens utilize patented technologies that combine controlled high-speed forced air convection heating with microwave energy to cook food products at remarkable speeds with food quality comparable and superior to conventional methods. Through our subsidiary, Enersyst Development Center, L.L.C., we conduct research, development and licensing of additional patented technologies associated with the application of heat transfer and air impingement, and we provide innovations in culinary development through the research, development and testing of food concepts, menu development and culinary solutions for restaurant chains, food manufacturers and food service operators. Visit TurboChef at HTTP://WWW.TURBOCHEF.COM.






                                      -3-
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
                                               TURBOCHEF TECHNOLOGIES, INC.
                                      UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                                2004             2003
                                                                                           ---------------    -----------
ASSETS:

Current assets:
    Cash and cash equivalents                                                                  $  3,470         $  8,890
    Accounts receivable, net of allowance of $174 and $219, respectively                         16,881              515
    Other receivables, net                                                                          260                5
    Inventory                                                                                     6,664            1,514
    Prepaid expenses                                                                                233              311
                                                                                               --------         --------

Total current assets                                                                             27,508           11,235

Property and equipment, net                                                                       2,300              101

Developed technology, net                                                                        10,236             --
Goodwill                                                                                          2,775             --
Other assets                                                                                        184               84
                                                                                               --------         --------

Total assets                                                                                   $ 43,003         $ 11,420
                                                                                               ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Current liabilities:
    Accounts payable                                                                           $  7,035         $    424
    Other payables                                                                                1,445            1,445
    Accrued expenses                                                                              4,810              720
    Notes payable                                                                                  --                380
    Deferred revenue                                                                                262              295
    Accrued warranty and upgrade costs                                                            2,768              928
                                                                                               --------         --------

Total current liabilities                                                                        16,320            4,192

Other liabilities                                                                                    59             --
                                                                                               --------         --------

Total liabilities                                                                                16,379            4,192

Commitments and contingencies

Convertible, redeemable preferred stock                                                            --             12,605

Stockholders' equity (deficit):
    Convertible preferred stock                                                                  11,319             --
    Preferred membership units exchangeable for TurboChef common stock                            6,351             --
    Common stock, $.01 par value, authorized 100,000,000 shares and
       50,000,000 shares, issued 31,063,648 and 25,474,018 shares at September 30, 2004
       and December 31, 2003, respectively                                                          311              255
    Additional paid-in capital                                                                   67,225           55,460
    Accumulated deficit                                                                         (58,536)         (60,598)
    Notes receivable for stock issuances                                                            (46)             (43)
    Treasury stock--at cost -0- shares at September 30, 2004 and
       32,130 shares at December 31, 2003                                                          --               (451)
                                                                                               --------         --------

Total stockholders' equity (deficit)                                                             26,624           (5,377)
                                                                                               --------         --------

Total liabilities and stockholders' equity (deficit)                                           $ 43,003         $ 11,420
                                                                                               ========         ========
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
                                                   TURBOCHEF TECHNOLOGIES, INC.
                                     UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                                --------------------------------     -------------------------------
                                                                      2004              2003              2004            2003
                                                                  ------------      ------------      ------------    ------------
Revenues:
       Product sales                                              $     30,185      $        533      $     33,240    $      3,368
       Royalties and services                                              671              --                 982            --
                                                                  ------------      ------------      ------------    ------------
Total revenues                                                          30,856               533            34,222           3,368


Costs and expenses:
       Cost of product sales                                            19,302               255            20,923           1,776
       Research and development expenses                                   308               194               816             680
       Selling, general and administrative expenses                      4,527               683             9,743           3,701
       Depreciation and amortization                                       438                 5               699             234
                                                                  ------------      ------------      ------------    ------------
Total costs and expenses                                                24,575             1,137            32,181           6,391
                                                                  ------------      ------------      ------------    ------------


Operating income (loss)                                                  6,281              (604)            2,041          (3,023)

Other income (expense):
       Interest income                                                       3                33                43              99
       Other income (expense), net                                         (15)                3               (22)              7
                                                                  ------------      ------------      ------------    ------------
                                                                           (12)               36                21             106
                                                                  ------------      ------------      ------------    ------------

Net income (loss)                                                        6,269              (568)            2,062          (2,917)

Preferred stock dividends                                                 --                 (60)             --              (179)

                                                                  ------------      ------------      ------------    ------------

Net income (loss) applicable to common stockholders               $      6,269      $       (628)     $      2,062    $     (3,096)
                                                                  ============      ============      ============    ============

PER SHARE DATA:

    BASIC:
       Net income (loss)                                          $       0.21      $      (0.03)     $       0.07    $      (0.15)
       Preferred stock dividends                                          --                --                --             (0.01)
                                                                  ------------      ------------      ------------    ------------
       Net income (loss) applicable to common stockholders        $       0.21      $      (0.03)     $       0.07    $      (0.16)
                                                                  ============      ============      ============    ============

       Weighted average number of common shares
         outstanding - basic                                        29,962,821        19,419,240        27,887,593      19,301,645
                                                                  ============      ============      ============    ============

    DILUTED:
       Net income (loss)                                          $       0.08      $      (0.03)     $       0.03    $      (0.15)
       Preferred stock dividends                                          --                --                --             (0.01)
                                                                  ------------      ------------      ------------    ------------
       Net income (loss) applicable to common stockholders        $       0.08      $      (0.03)     $       0.03    $      (0.16)
                                                                  ============      ============      ============    ============

       Weighted average number of common shares
          outstanding - diluted                                     80,030,949        19,419,240        76,880,774      19,301,645
                                                                  ============      ============      ============    ============
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                                               TURBOCHEF TECHNOLOGIES, INC.
                                 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (IN THOUSANDS)

                                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                                                               ------------------------------
                                                                                                  2004            2003
                                                                                                --------        --------
Cash flows from operating activities:
     Net income (loss)                                                                          $  2,062        $ (2,917)
     Adjustments to reconcile net income (loss) to net cash used in operating activities:
         Depreciation and amortization                                                               699             234
         Non-cash interest on notes receivable from employees and directors                         --               (99)
         Non-cash compensation expense                                                               113              19
         Provision for doubtful accounts                                                              28              51
         Other                                                                                        18            --
         Changes in operating assets and liabilities, net of effects of acquisition:
            Accounts receivable                                                                  (15,885)          1,300
            Inventories                                                                           (5,252)            336
            Prepaid expenses and other assets                                                       (179)              3
            Accounts payable                                                                       6,365             588
            Accrued expenses                                                                       5,894            (420)
            Deferred revenue                                                                         (32)            342
                                                                                                --------        --------
         Net cash used in operating activities                                                    (6,169)           (563)
                                                                                                --------        --------

Cash flows from investing activities:
     Acquisition of business, net of cash acquired                                                (7,278)           --
     Property and equipment expenditures                                                          (2,363)           --
     Other                                                                                          (100)           --
                                                                                                --------        --------

         Net cash used in investing activities                                                    (9,741)           --

Cash flows from financing activities:
     Issuance of common stock, net                                                                10,007            --
     Payment of notes payable                                                                       (380)           --
     Proceeds from the exercise of stock options and warrants                                        861            --
     Other                                                                                             2            --
                                                                                                --------        --------
         Net cash provided by financing activities                                                10,490            --
                                                                                                --------        --------

Net decrease in cash and cash equivalents                                                         (5,420)           (563)
Cash and cash equivalents at beginning of period                                                   8,890             629
                                                                                                --------        --------
Cash and cash equivalents at end of period                                                      $  3,470        $     66
                                                                                                ========        ========

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of preferred membership units exchangeable
for TurboChef common stock in connection with Enersyst acquisition                              $  6,351        $   --
                                                                                                ========        ========
Issuance of common stock for payment of preferred stock dividend                                $   --          $    240
                                                                                                ========        ========
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